STRUCTURING FEE AGREEMENT

Oppenheimer & Co. Inc.
85 Broad Street
New York, New York 10004

STRUCTURING FEE AGREEMENT (the "Agreement"), dated as of [●], 2015, between Oppenheimer & Co. Inc. ("Oppenheimer"), ALPS Advisors, Inc. (the “Investment Adviser”), and  RiverNorth Capital Management, LLC (the "Subadviser").

WHEREAS, RiverNorth Opportunities Fund, Inc. (the "Fund") is a recently organized, diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its common shares of beneficial interest, $0.0001 par value per share (the "Common Shares"), are registered under the Securities Act of 1933, as amended;

WHEREAS, the Fund, Investment Adviser, and Subadviser have entered into an underwriting agreement (the "Underwriting Agreement"), dated December 23, 2015 with each of the underwriters named in Schedule A thereto (the "Underwriters"), severally, with respect to the issue and sale of the Fund's Common Shares (the "Offering"), as described therein;

WHEREAS, the Investment Adviser is the investment adviser of the Fund;

WHEREAS, the Investment Subadviser is the investment subadviser of the Fund;

WHEREAS, Oppenheimer is acting as one of the Underwriters in the offering; and

WHEREAS, the Investment Adviser and Subadviser desire to provide additional compensation to Oppenheimer for providing the advice and services described below;

NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1.	In consideration of Oppenheimer’s services providing advice relating to the structure, design and organization of the Fund, as well as the sale and distribution of the Common Shares, the Investment Adviser and Subadviser shall pay Oppenheimer a fee in the aggregate amount of $[●] (the "Fee"). The Fee shall be paid on or before the Closing Date (as defined within the Underwriting Agreement) by wire transfer to the order of Oppenheimer in accordance with the wire instructions set forth in Schedule I hereto. The Fee paid shall not exceed [●]% of the total price to the public of the Firm Shares sold by the Fund in the Offering. The Investment Adviser and Subadviser acknowledge that the Fee is in addition to any compensation Oppenheimer earns in connection with its role as an underwriter to the Fund in the Offering, which services are distinct from and in addition to the services described above. In the event the Offering does not proceed, Oppenheimer will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to Oppenheimer pursuant to the terms of the Underwriting Agreement and in accordance with FINRA Rule 5110(f)(2)(D).

2.	The Investment Adviser and Subadviser acknowledge that Oppenheimer did not provide and is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Oppenheimer, and Oppenheimer is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with the transactions contemplated herein.

3.	Nothing herein shall be construed as prohibiting Oppenheimer or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment advisers). For the avoidance of doubt, it is acknowledged and agreed that the Investment Adviser and Subadviser may pay compensation of any kind to any other person for services the same as, or similar to, the services provided by Oppenheimer hereunder.

4.	Except as otherwise set forth herein, this Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof.

5.	The Investment Adviser and Subadviser have furnished Oppenheimer with such information as Oppenheimer believes appropriate to its assignment hereunder (all such information so furnished being the "Information"). The Investment Adviser and Subadviser recognize and confirm that Oppenheimer (a) has used and relied primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. The Information furnished by the Investment Adviser and Subadviser, when delivered, was true and correct in all material respects and did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Investment Adviser and Subadviser will promptly notify Oppenheimer if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to Oppenheimer pursuant to this Section 5.

6.	It is understood that Oppenheimer is being engaged hereunder solely to provide the services described above to the Investment Adviser and Subadviser, and that Oppenheimer is not acting as an agent or fiduciary of, and shall have no duties or liability to the current or future shareholders of the Fund or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived to the extent permitted under applicable law. Furthermore, the Investment Adviser and Subadviser agree that they are solely responsible for making their own judgments in connection with the matters covered by this Agreement (irrespective of whether you have advised or are currently advising the Investment Adviser or Subadviser on related or other matters). The engagement by the Investment Adviser and Subadviser of you is not intended to confer rights upon any person (including the Fund or any holders of the Common Shares, employees or creditors of the Investment Adviser, Subadviser or the Fund).

7.	The Investment Adviser and Subadviser agrees to the terms set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

8.	This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim") shall be governed by and construed in accordance with the laws of the State of New York.

9.	No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Investment Adviser, Subadviser and Oppenheimer consent to the jurisdiction of such courts and personal service with respect thereto. Each of Oppenheimer, the Investment Adviser, and Subadviser irrevocably waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Investment Adviser and Subadviser agree that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Investment Adviser and Subadviser and may be enforced in any other courts to the jurisdiction of which the Investment Adviser and Subadviser is or may be subject, by suit upon such judgment.

10.	This Agreement may not be assigned by either party without the prior written consent of the other party.

11.	This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by Oppenheimer, the Investment Adviser, and the Subadviser.

12.	All notices required or permitted to be sent under this Agreement shall be sent, if to the Investment Adviser or Subadviser:

ALPS Advisors, Inc.
1290 Broadway, Suite 1100
 Denver, CO 80203
Attention: Randall D. Young

RiverNorth Capital Management, LLC
325 N. LaSalle Street, Suite 645
Chicago, Illinois 60654
 Attention: Erin D. Nelson

or if to Oppenheimer:

Oppenheimer & Co. Inc.
85 Broad Street
New York, New York 10004
Attn: Douglas Cameron – Equity Capital Markets

or such other name or address as may be given in writing to the other party. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile electronic transmission, whichever is earlier.

13.	This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

ALPS ADVISORS, INC.	OPPENHEIMER & CO. INC.

By: _____________________________	By: _____________________________
Name:	Name: Doug Cameron
Title:	Title: Managing Director

RIVERNORTH CAPITAL MANAGEMENT, LLC

By: _____________________________
Name:
Title:

INDEMNIFICATION AGREEMENT

[●], 2015

Oppenheimer & Co. Inc.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

In connection with the engagement of Oppenheimer & Co. Inc. ("Oppenheimer") to advise and assist ALPS Advisors, Inc., together with its affiliates and subsidiaries (the "Adviser"), and RiverNorth Capital Management, LLC, together with its affiliates and subsidiaries, (the “Subadviser”) with the matters set forth in the Structuring Fee Agreement, dated [●], 2015 between the Adviser, Subadviser and Oppenheimer (the "Agreement"), in the event that Oppenheimer becomes involved in any capacity in any litigation, claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including without limitation, related services and activities prior to the date of the Agreement, the Adviser and Subadviser agree to indemnify, defend and hold Oppenheimer harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement. Without limiting the foregoing, the indemnification provided hereunder does not extend to matters arising solely out of the Underwriting Agreement, dated December 23, 2015, by and among RiverNorth Opportunities Fund, Inc., ALPS Advisors, Inc., RiverNorth Capital Management, LLC and each of the underwriters named therein, and indemnified thereunder. In addition, in the event that Oppenheimer becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Adviser or Subadviser will reimburse Oppenheimer for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by Oppenheimer in connection therewith. Promptly as reasonably practicable after receipt by Oppenheimer of notice of the commencement of any Proceeding, Oppenheimer will, if a claim in respect thereof is to be made under this paragraph, notify the Adviser and Subadviser in writing of the commencement thereof; but the failure to so notify the Adviser and Subadviser (i) will not relieve the Adviser and Subadviser from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Adviser and Subadviser from any liability which it may have otherwise than on account of this Indemnification Agreement. No indemnifying party shall, without the prior written consent of Oppenheimer, settle or compromise or consent to the entry of any judgment with respect to any Proceeding, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not Oppenheimer is an actual or potential party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of Oppenheimer from all liability arising out of such Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of Oppenheimer.

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If such indemnification were not to be available for any reason, the Adviser and Subadviser agree to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Adviser and Subadviser and its stockholders and affiliates, on the one hand, and Oppenheimer, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Adviser and Subadviser and its stockholders and affiliates, on the one hand, and Oppenheimer, on the other hand, as well as any other relevant equitable considerations. The Adviser and Subadviser agree that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Adviser and Subadviser and their stockholders and affiliates, on the one hand, and Oppenheimer, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Adviser and Subadviser or its stockholders or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which Oppenheimer has been retained to perform services bears to the fees paid to Oppenheimer under the Agreement; provided, that in no event shall the Adviser and Subadviser contribute less than the amount necessary to assure that Oppenheimer is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Oppenheimer pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Adviser and Subadviser or other conduct by the Adviser and Subadviser (or its employees or other agents), on the one hand, or by Oppenheimer, on the other hand. Notwithstanding the provisions of this paragraph, an Indemnified Party shall not be entitled to contribution from the Adviser or Subadviser if it is determined that such Indemnified Party was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Adviser or Subadviser was not guilty of such fraudulent misrepresentation or that any losses, claims, damages or liabilities (or expenses relating thereto) are determined to have resulted from the gross negligence or willful misconduct of an Indemnified Party.

For purposes of this Indemnification Agreement, Oppenheimer shall include (i) Oppenheimer & Co. Inc., any of its affiliates, each other person, if any, controlling Oppenheimer Capital Inc. or any of its affiliates, their respective officers, current and former officers, directors, employees and agents, and the successors and assigns of all of the foregoing persons and (ii) the terms "Adviser" and “Subadviser”  shall not include any registered investment company, or other client for which the Adviser and Subadviser or any of its affiliates serves as the investment adviser other than RiverNorth Opportunities Fund, Inc. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

The Adviser and Subadviser agree that neither Oppenheimer nor any of its affiliates, officers, directors, agents, employees or controlling persons shall have any liability to the Adviser or Subadviser or any person asserting claims on behalf of or in right of the Adviser or Subadviser in connection with or as a result of either Oppenheimer’s engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Adviser or Subadviser resulted solely from the bad faith, gross negligence or willful misconduct of Oppenheimer in performing the services that are the subject of the Agreement.

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THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE ADVISER, SUBADVISER, AND OPPENHEIMER IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE ADVISER AND SUBADVISER HEREBY CONSENT TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST OPPENHEIMER OR ANY INDEMNIFIED PARTY. EACH OF OPPENHEIMER, THE ADVISER AND THE SUBADVISER WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. EACH OF OPPENHEIMER, THE ADVISER AND THE SUBADVISER AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON OPPENHEIMER, THE ADVISER AND THE SUBADVISER AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF OPPENHEIMER, THE ADVISER AND THE SUBADVISER IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

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The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

ALPS ADVISORS, INC.	OPPENHEIMER & CO. INC.

By: _____________________________	By: _____________________________
Name:	Name: Doug Cameron
Title:	Title: Managing Director

RIVERNORTH CAPITAL MANAGEMENT, LLC

By: _____________________________
Name:
Title:

[Signature Page to Oppenheimer Indemnification Agreement]
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